As filed with the Securities and Exchange Commission on March 30, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAPINFO CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	06-1166630
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Global View

Troy, New York 12180

(518) 285-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark P. Cattini

President and Chief Executive Officer

MapInfo Corporation

One Global View

Troy, New York 12180

(518) 285-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

copies to:

David A. Westenberg Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 Telephone: (617) 526-6000 Telecopy: (617) 526-5000	Glenn R. Pollner Dewey Ballantine LLP 1301 Avenue of the Americas New York, New York 10019 Telephone: (212) 259-8000 Telecopy: (212) 259-6333

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-113029

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $0.002 par value per share	287,500 shares	$11.00	$3,162,500	$401

(1)	Includes 37,500 shares which the Underwriters have the option to purchase from the Company to cover over-allotments, if any.
(2)	Represents a bona fide estimate of the maximum offering price per share in accordance with Rule 457.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.002 per share, of MapInfo Corporation, a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (File No. 333-113029) are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of New York, on this 30th day of March, 2004.

MAPINFO CORPORATION

By:	/s/ Mark P. Cattini
Name: Mark P. Cattini Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Mark P. Cattini Mark P. Cattini	President and Chief Executive Officer (Principal executive officer)	March 30, 2004

* John C. Cavalier	Chairman of the Board	March 30, 2004

/s/ K. Wayne McDougall K. Wayne McDougall	Vice President, Treasurer and Chief Financial Officer (Principal financial and accounting officer)	March 30, 2004

* Thomas L. Massie	Director	March 30, 2004

* Joni Kahn	Director	March 30, 2004

* Robert P. Schechter	Director	March 30, 2004

* Quinn H. Tran	Director	March 30, 2004

*By:	/s/ Jason W. Joseph Jason W. Joseph Attorney-in-Fact	March 30, 2004

EXHIBIT INDEX

Exhibit No.	Description

5	— Opinion of Hale and Dorr LLP

23.1	— Consent of Hale and Dorr LLP (included in Exhibit 5)

23.2	— Consent of PriceWaterhouseCoopers LLP

24*	— Powers of Attorney

*	Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-113029) filed with the Commission on February 24, 2004.